UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2005
Asyst Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

California	000-22430	94-2942251

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

48761 Kato Road, Fremont, California	94538

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
Amendment of 2003 Equity Incentive Plan
     On August 23, 2005, at its Annual Meeting of Shareholders, the Registrant’s shareholders approved amendments to the Registrant’s 2003 Equity Incentive Plan (the “Plan”). Those amendments effected the following changes to the Plan:
•	Increased the aggregate number of shares of the Registrant’s common stock authorized for issuance under the Plan, and available for award as incentive stock options, from 1,900,000 shares to 3,900,000 shares; and

•	Increased the percentage of the aggregate number of shares authorized for issuance under the Plan that may be awarded as restricted stock from 20% to 30%.
The Registrant’s board of directors previously approved those amendments to the Plan on June 27, 2005, subject to shareholder approval at the Annual Meeting. The Plan, as amended by those amendments, is attached to this report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description
99.1	2003 Equity Incentive Plan as amended by amendments approved by the Registrant’s shareholders on September 21, 2004 and August 23, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: August 29, 2005	By:	/s/ Steve Debenham
Steve Debenham
Vice President, Secretary, and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	2003 Equity Incentive Plan as amended by amendments approved by the Registrant’s shareholders on September 21, 2004 and August 23, 2005